U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-KSB/A
(Mark One)
[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE FISCAL YEAR ENDED AUGUST 31, 1998
OR
[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM ______________ TO ______________
COMMISSION FILE NUMBER: 33-68570
BETTING, INC. (1)
(Exact name of registrant as specified in its charter)
Missouri (2)
43-1239043
(State or jurisdiction of  incorporation        (I.R.S. Employer
or organization)
Identification No.)
31310 Eaglehaven Center
Suite 10, Rancho Palos Verdes, California               90275
(Address of principal executive offices)                (Zip
Code)
Registrant's telephone number:  (310) 541-4393
Securities registered pursuant to Section 12(b) of the Act: None Securities registered pursuant to Section 12(g) of the Act:
Common Stock, $0.01 Par Value; Class A Warrants
Indicate by check mark whether the registrant (1) has filed
all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) been subject to such filing
requirements for the past 90 days.  Yes            No    X      .
          Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB [ ].
The aggregate market value of the voting stock held by non affiliates of the registrant as of August 31, 1998: Common Stock, par value $0.01 per share -- $1,785,000. As of August 31, 1998, the registrant had 14,284,234 shares of common stock issued and outstanding.
(1)  Effective on June 4, 1999, the name was changed to eConnect.
(2) Effective on June 1, 1999, the jurisdiction of organization was changed to Nevada.
TABLE OF CONTENTS
PART I
PAGE
MEMORANDUM SUMMARY      7
RISK FACTORS    9
USEOFPROCEEDS   16
DILUTION        16
PLAN OF DISTRIBUTION    18 LITIGATION   19
MEMORANDUM SUMMARY      7 RISK FACTORS  9
USEOFPROCEEDS   16
DILUTION        16
PLAN OF DISTRIBUTION    18 LITIGATION   19
PART I.

ITEM 1.  BUSINESS.

(a) Business Development

Betting, Inc., was organized under the laws of the State of Missouri on September 1, 1981, as HANDY-TOP, INC. On April 20, 1983, the Articles of Incorporation were amended to change the name of the corporation to HTI Corporation. On May 28, 1993, the Articles of Incorporation were amended to change the name of the corporation to Leggoons, Inc. In addition to changing the company's name, the May 28,1993, amendment to the Articles of Incorporation increased the number of authorized shares of common stock from 40,000 to 10,000,000 and decreased the par value of the common stock from $1.00 per share to $.01 per share. Also on May 28, 1993, Leggoons, Inc., declared a 14-for-1 stock split. Unless otherwise indicated, all share and per share data are reflected on a post split basis throughout this Form 10-KSB.
On June 12, 1996, Leggoons, Inc., transferred all of its assets and liabilities to a third party assignee, under an "Assignment for the Benefit of Creditors" (the "Assignment").
An Assignment is a business liquidation device available as an alternative to bankruptcy. The third party assignee, a Nebraska corporation, also named Leggoons, Inc. (the "Assignee"), will be required to properly, timely, and orderly dispose of all remaining assets for the benefit of creditors. Leggoons, Inc., continued to maintain its' status as a shell corporation.
On February 18, 1997, Leggoons, Inc. entered into an Agreement to License Assets from Home Point of Sales, Inc.(HPOS). HPOS is a privately held corporation focused on the emergence of the Personal Encrypted Remote Financial Electronic Card Transactions industry.
 This industry provides consumers with the option to instantly pay bills or impulse purchase from home with real time cash transactions. Management believes the proprietary technology and the large demand for wagering opportunities in today's marketplace will combine to generate substantial sales for Leggoons, Inc., over the medium term.
Thomas S. Hughes, Chairman of HPOS, became Chairman and
President of Leggoons, Inc., on March 1, 1997. He will focus on procedures, policies and state approvals to begin home lottery, off track betting, casino and sports ATM card and SMART card wagering. A search is presently being conducted to locate a CEO/COO for the Company. The CEO/COO will assemble a team of professionals to develop the procedures and policies of home ATM card and SMART card wagering. This development process will include a close focus on the political and the instant taxation of home winnings issues associated with home ATM card and SMART card wagering.
Thomas S. Hughes, Chairman of HPOS, will remain as Chairman and President of the Leggoons, Inc. Leggoons, Inc., intends to seek shareholder ratification of its name change from Leggoons, Inc. to Betting, Inc.
(b) Business of Issuer
Betting, Inc. (the "Company") is positioning itself to facilitate same as cash ATM card or smart card transactions that are originating from bank host processing centers and are being sent to gaming operators. These transactions are being effected with electronic equipment that allows self service pay per play and no actual communications between the player and the gaming operator.
 These types of transactions will be originating from homes, offices, and public walk in locations. The Company will act as the interface that will communicate data to the gaming operators, receive back their acknowledgment of the transaction and then pass on this gaming acknowledgment to the bank host processing center that has been standing by for this information and has already completed the bank authorization of the pay per play transaction.
The business model of the Company is to receive a fee per transaction paid to Betting, Inc. by the bank host processing center at the moment of the transaction. In general, this fee will be from between 2% to 6% of the wager placed on a pay per play or a $6 flat fee in the case of an account being opened.
The internet gaming industry is an industry that has developed significantly in recent years. The internet gaming industry as a whole is under increasing governmental scrutiny as the industry develops. It is possible that at some point in the future there could be legislation against gambling on the internet or other similar methods.
Leggoons, Inc., was engaged in the design, manufacture and distribution of apparel and related accessories which are sold to better specialty and department stores nationwide under the brands: Leggoons, CPO by Leggoons, John Lennon Artwork Apparel and Snooggel. On January 19, 1996, Leggoons, Inc., entered into a Licensing Agreement with Robert Tamsky, a former director and employee of the Leggoons, Inc. Pursuant to the terms of the Licensing Agreement, the Leggoons, Inc., granted Mr. Tamsky effective January 1, 1996, the right to use the LEGGOONS trademark in connection with the design, production, marketing, sales and sublicensing of all clothing, wearing apparel and accessories bearing the "LEGGOONS" symbol. This right will continue until December 31, 1998, and may be extended thereafter each year for an additional year. In consideration for the license, Mr. Tamsky, according to the Licensing Agreement, shall pay to the Leggoons, Inc. a royalty of five percent of the net sales of "LEGGOONS" products.
Also on January 19, 1996, the Leggoons, Inc., adopted a formal plan to discontinue the designing, selling, manufacturing and distribution of its apparel products.  As part of such plan,

Leggoons, Inc., discontinued production on April 30, 1996, and intended to either sell or liquidate the operations within twelve months of that date.  On June 12, 1996, Leggoons, Inc.,

transferred all of its assets and liabilities to a third party assignee, under an "Assignment for the Benefit of Creditors."

Included in the Assignment were the rights and obligations of the

Licensing Agreement.

Item 2.  Description of Property.

Not Applicable

Item 3.  Legal Proceedings.

Not Applicable

Item 4.  Submission of Matters to a Vote of Security Holders.

Not Applicable

PART II.

Item 5.  Market for Common Equity and Related Stockholder

Matters. (a) Market Information

The Common Stock is traded in the over-the-counter market and the range of closing bid  prices shown below is as reported by the OTC Bulletin Board.  The quotations shown reflect inter-
dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.
Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ended August 31, 1998
                                High            Low
First Quarter           0.12              0
Second Quarter          0.08              0
Third Quarter           0.15              0.03
Fourth Quarter          0.20              0.06
Per Share Common Stock Bid Prices by Quarter For the Fiscal Year
Ended August 31, 1997
                                High            Low
First Quarter             8              5.875
Second Quarter            8.125          7.625 Third Quarter
0.8125         0.0625 Fourth Quarter            0.5625
0.06
(b) Holders of Common Equity
As of August 31, 1998, the Company estimates there were 400
beneficial shareholders of the Company's Common Stock.
(c)  Dividends
The Company has not declared or paid a cash dividend to
stockholders since it became a  "C" corporation on November 18,
1993.  The Board of Directors presently intends to retain any earnings to finance Company operations and does not expect to authorize cash dividends in the foreseeable future.  Any payment of cash dividends in the future will depend upon the Company's
earnings, capital       requirements and other factors.
Item 6.  Management's Discussion and Analysis of Financial
Condition and Results of Operations.
Comparison of Fiscal 1998 and 1997
The loss for the year ended August 31, 1998, was $196,968.
The Company recognized $0 in revenue while preparing the setup of the Company to commence operations as a facilitator of same as cash ATM card or smart card transactions that are originating from bank host processing centers and are being sent to gaming operators.  The loss was due to consulting fees of $122,020 and general and administrative expenses of $74,948.
During the period September 1, 1996, through February 28,
1997, the Company was operating as Leggoons, Inc. (a public shell available for merger or acquisition).  During this six month period the net loss from continuing operations was $35,912.  This loss was due to general and administrative expenses of $35,912.
The primary general and administrative expenses incurred during the six month period ended February 28, 1997, were legal expenses related to the HPOS license agreement, accounting fees for the audit of Leggoons, Inc., financial statements as of and for the year ended August 31, 1996, and stock expenses required to
maintain Leggoons, Inc., public shell status.  During the period
March 1, 1997, through August 31, 1997, the Company was
maintaining operations as Betting, Inc.  During this six month period the net loss from continuing operations was $1,663,533.
This loss was due to operating expenses of $1,663,533.  The
operating expenses were consulting fees of $565,740, research and development expenses of $450,331, software development costs of
$507,600 and general and administrative
expense of $139,862.
Liquidity and Capital Resources
During the period September 1, 1997, through August 31, 1998, the
Company issued 6,441,000 shares of common stock for services rendered and payments on accounts payable and due to stockholder.
 For the shares of common stock issued for services rendered and payments on accounts payable during the period September 1, 1997, through August 31, 1998, the following valuation policies were used so that a financial value could be assigned to the stock issuance transactions: the closing "market" stock price on the day of each common stock issuance was used to determine "fair market value" of the 1,369,000 unrestricted common shares issued;
the closing "market" stock price on the day of each common stock issuance less a 50% discount was used to determine "fair market value" of the 2,322,000 restricted common shares issued. Common shares that were issued and for which no performance was
received, 2,750,000 shares, were valued at par value, $.01 per share.  For the 2,750,000 shares of common stock issued for which no performance was received a stop has been placed on the stock certificates with the Company's stock transfer agent.
The financial value of the common stock issued for no cash
consideration is required to be expensed by the Company.  The
"fair market value" of such common stock issued, $153,160, has primarily been expensed as $122,020 in consulting fees and
$31,140 in general and administrative expenses during the year ended August 31, 1998.
 Some of the common stock shares issued were registered with the
Securities and Exchange Commission using Form S-8 Registration
Statements.
During the six month period from September 1, 1996, through
February 28, 1997, Leggoons, Inc., principal stockholder, James
S. Clinton, provided the operating capital needed to fund
operations.
 During the six month period from March 1, 1997, through August
31, 1997, operations were funded via advances from HPOS and by issuing common stock for funds and services rendered. During the period
March 1, 1997, through August 31, 1997, the Company issued
4,710,234 shares of common stock for services rendered.  For the
2,999,734 shares of common stock issued for services rendered during the period March 1, 1997, through May 31, 1997, the
following valuation policies were used so that a financial value could be assigned to the stock issuance transactions: the closing
"market" stock price on the day of each common stock issuance was used to determine "fair market value" of the 520,000 unrestricted common shares issued; the closing "market" stock price on the day of each common stock issuance less a 50% discount was used to determine "fair market value" of the 1,725,734 restricted common shares issued. Common shares that were issued and for which no performance was received, 754,000 shares, were valued at par value, $.01 per share.  For the 1,710,500 shares of common stock issued for services rendered during the period June 1, 1997, through August 31, 1997, an average closing stock price of $.20 was used to determine "fair market value" of each share issued so that a financial value could be assigned to the stock issuance transactions..
The financial value of the common stock issued for no cash
consideration is required to be expensed by the Company.  The
"fair market value" of such common stock issued, $1,297,805, has primarily been expensed as $304,240 in consulting fees, $445,128 in research and development costs, $500,000 in software
development costs and $48,437 in general and administrative
expenses during the year ended August 31, 1997.  Some of the common stock shares issued were registered with the Securities and Exchange Commission using Form S8 Registration Statements.
The common shares of stock issued for noncash consideration
were, in some cases, given for past services rendered to HPOS in developing its' product.
The management of the Company is continuing its search for
additional private investors to provide the funds needed to fund day to day operations.  It is also the goal of management to register and complete additional public stock offerings of its common stock.
The Company has an accumulated deficit of $5,467,602.  The
Company's losses from operations and inability to generate
sufficient cash flow from normal operations to meet its
obligations as they come due raise substantial doubt about the
Company's ability to continue as a going concern.  The Company's ability to continue in existence is dependent upon future
developments, including obtaining financing and achieving a level of profitable operations sufficient to enable it to meet its obligations as they become due.
Plan of Operations
The plan of the Company is to establish partners in countries including, but not limited to, the United Kingdom, China, Mexico,
Australia and South Africa with the stated goal being the
establishment of the wagering gate between the bank hosts in that country and the gaming operators.  The second phase will be the connection between the various countries Company wagering gates so that same day per play between countries will be possible.
Establishing the wagering gate presence involves the linking of Betting, Inc. to both the gaming operators and the bank hosts.
 In effect, the Company will be a data host processing center whose business is the passing of messages back and forth between the bank hosts and the gaming operators.
The Company is currently satisfying its cash requirements by issuing Betting, Inc. common stock for services rendered.  The
Company intends to issue Betting, Inc. common stock at some point in the future to satisfy a $237,000 obligation to the designer and developer of the Merchant Response Software used with the
Company's hardware products.  The $237,000 obligation is included in accounts payable at August 31, 1998.
On May 22, 1996, Leggoons, Inc., entered into an Addendum to the Stock Purchase Agreement it initially entered into on
September 5, 1995, with Infinitron Investments International,
Inc. of Vancouver B.C. ("Infinitron").  Pursuant thereto 100% of the shares of common stock of Infinitron would be exchanged for approximately 4,797,500 shares of common stock of Leggoons, Inc., which would represent approximately 95% of the post-split
Leggoons, Inc., outstanding common stock.  The Addendum provided, among other things, that Leggoons, Inc., would use its best
efforts to obtain SEC clearance of its proxy statement by July
22, 1996, and Infinitron will use its best efforts to fully
cooperate with Leggoons, Inc., in obtaining such clearance.
On July 3, 1996, counsel for Infinitron informed Leggoons,
Inc., that Infinitron does not  intend to proceed with the
transactions contemplated by the Stock Acquisition Agreement.
Counsel for Infinitron stated that the basis for that action was that he noted "a number of irregularities in the relationships and dealings among the principals of Leggoons and Infinitron, "
however he did not provide any specifics relating to that
allegation.  Leggoons, Inc., believes these claims to be baseless and without merit.
Settlement negotiations have been completed, including verbal approval by Infinitron and Leggoons, Inc., of the settlement documents.  Generally, under the terms of the settlement,
Leggoons, Inc. shareholders are to receive 186,721 shares of
Infinitron common stock, which represents approximately 3% of
Infinitron's outstanding shares of common stock on August 5,
1996.  The 186,721 shares of common stock of Infinitron will be held for the benefit of the Leggoons, Inc., stockholders as their
"loss of the bargain" under the proposed merger.
As of March 31, 1999, the settlement agreement has not been
executed by all parties.  If, and when, this settlement agreement is executed the Company will be able to determine how any
proceeds of the settlement agreement affect its plan of
operations for the next twelve months.  There can be no assurance that a settlement agreement will be executed and the shareholders will receive any proceeds.
Year 2000 Issue
Most companies have computer systems that use two digits to
identify a year in the  date field (e.g. "99" for 1999).  These systems must be modified to handle turn-of-the century
calculations.
 If not corrected, systems failures or miscalculations could occur, potentially causing disruptions of operations, including, among other things, the inability to process transactions or engage in other normal business activities.  This creates
potential risk for all companies, even if their own computer systems are Year 2000 compliant.
The Company is in the process of developing an ongoing program of communication with suppliers and vendors to determine the extent to which those companies are addressing Year 2000
compliance issues.
 There can be no assurance that the Company will be able to
develop a contingency plan that will adequately address issues that may arise in the Year 2000.
In 1999, a contingency plan will be developed in the event key or critical suppliers or vendors are unable to meet the Year 2000 compliance.  The timeframe for completing or documenting
contingency plans has not been finalized.
The Company's Year 2000 plans are based on management's best estimates.  Based on currently available information, management does not believe that the Year 2000 issues will have a material adverse impact on the Company's financial condition or results of operations; however, because of the uncertainties in this area, no assurances can be given in this regard.
Item 7.  Financial Statements.
        Financial statements as of and for the year ended August
31, 1998, and for the year ended
August 31, 1997 are presented in a separate section of this
report following Part IV.
Item 8.  Changes in and Disagreements with Accountants on
Accounting and Financial Disclosure.
Not Applicable
PART III.
Item 9.  Directors, Executive Officers and Compliance With
Section 16(a) of the Exchange Act.
(a)  Directors and Executive Officers
Thomas S. Hughes, President/Director.
Mr. Hughes, Age 52, has been President of the Company since March
1997.  From 1993 to the present, he has also served as the
President of Electronic Transactions & Technologies, a privately held Nevada corporation which developed terminals for wireless home and internet applications.
Jack M. Hall, Secretary/Director.
Mr. Hall, age 72, founded and is currently President of Hall
Developments, a real estate development company he founded in
1991, which employs a staff of 10 people.  Mr. Hall spends
approximately 20 hours per week searching out strategic alliances for the Company.
Diane Hewitt, Treasurer/Director.
Ms. Hewitt, age 51, has been an interior designer since 1991.
 Currently she owns and manages her own firm, D. Diane Hewitt
Designs.  This firm's expertise is churches and employs a staff of five people.  Ms. Hewitt currently devotes approximately 25 hours per week in working with the Company's image development and consulting with the Company's advertising firm.
(b) Compliance with Section 16(a) of the Exchange Act
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors,  certain officers and persons holding
10% or more of the Company's common stock to file reports
regarding their ownership and regarding their acquisitions and dispositions of the Company's common stock with the Securities and Exchange Commission.  The Company is unaware that any
required reports were not timely filed.
Item 10.  Executive Compensation.
The following table sets forth information concerning
compensation paid by BETTING, INC.  for services rendered during fiscal year 1998, 1997, and 1996 for the Chief Executive Officer and for each of the Company's other executive officers whose annual salary and bonus exceeds $100,000.
Summary Compensation Table
Name and
Principal
Position
Year            Salary  Bonus  Other  Stock  SARs  Option
Compensation
            ($)       ($)       ($) ($)  (#)($)  ($)
Thomas Hughes
1998            -0-        -0-    -0-    -0-    -0-     -0-
-0-
Thomas Hughes
1997            -0-        -0-    -0-   375,000  -0-      -0-
-0-
James S. Clinton, President and Chief Executive Officer
1996            -0-        -0-    -0-     -0-    -0-     -0-
-0-
Perquisites and other personal benefits are omitted because they do not exceed either $50,000 or 10% of the total of annual salary and bonus for the named executive officer.
Item 11.  Security Ownership of Certain Beneficial Owners and
Management.
The following table sets forth, as of August 31, 1998, the
beneficial ownership of the Company's Common Stock by each person who is known by the Company to own beneficially more than 5% of the issued and outstanding shares of the Company's Common Stock.
Name and Address                Amount and Nature
Percent of Class of Beneficial Owner     of Beneficial Ownership1
James S. Clinton
30 Ginger Cove Road
Valley, NE  68064                        1,417,000
18.0%
Thomas S. Hughes
31310 Eaglehaven Circle
Rancho Palos Verdes, CA 90275      1,000,000            12.7%
1On January 24, 1996, Mr. Larry Langston entered into an Option
Agreement with Steven Walters, a former officer and director of
Leggoons, Inc., which grants Mr. Walters an option to purchase
261,500 of Mr. Langston's common stock shares.  The option price is $100,000, the option may not be exercised prior to November
23, 1996, and expires on July 24, 1997.  Mr. Walters, in turn, has assigned the right to purchase 130,750 of such shares to the
Claude E. Clinton Family Trust for which Mr. Clinton, an officer and director of Leggoons, Inc., acts as Trustee (Mr. Clinton is not the beneficiary of the trust but has the right to vote the shares) in consideration of $50,000 cash and a loan to Mr.
Walters in the amount of $50,000.  The option was exercised by
Mr. Walters.  However, the shares are not included in the total shares for James S. Clinton due to the additional shares being issued after August 31, 1998.
The following table shows, as of August 31, 1998, certain
information with respect to BETTING, INC. Common Stock
beneficially owned by directors and executive officers of the
Company.  Unless otherwise noted, all shares are owned directly or indirectly with sole voting  and investment power.
Name and Address                Amount and Nature
Percent of Class of Beneficial Owner     of Beneficial Ownership1
James S. Clinton
30 Ginger Cove Road
Valley, NE  68064                        1,417,000
18.0%
Thomas S. Hughes
31310 Eaglehaven Circle
Rancho Palos Verdes, CA 90275      1,000,000            12.7%
1   Shares reported include shares owned by spouses of officers
and
directors. No options to acquire any BETTING, INC. common stock are owned by any officer or director.
Item 12.  Certain Relationships and Related Transactions.
During the past two fiscal years, certain transactions which occurred between the Company and its officers and directors are set forth below.  With respect to each such transaction, the
Company believes that the terms of each transaction were
approximately as favorable to the Company as could have been obtained from an unrelated third party:
(1)  The Company utilized cash accounts maintained by ET&T to fund day to day operations of the Company over the period of
March 1998 through September 1998.  At August 31, 1998, the net result of these transactions is a payable to ET&T of $18,969.
(2)  The Company issued 1,000,000 shares of restricted common stock to Thomas S. Hughes during May 1997 in exchange for service rendered to the Company.  The Company did not receive any cash consideration for this common stock issuance and has treated this as an expense to the Company of $375,000.
(3)  On February 18, 1997, Leggoons, Inc. entered into an
Agreement to License Assets from Home Point of Sales,
Inc.("HPOS") (now know as Electronic Transactions & Technology -
"ET&T")) (this agreement is incorporated by reference at Exhibit
10.1 to this Form SB-2).  ET&T is a privately held corporation
70% owned by Thomas S. Hughes, President of the Company, which is focused on the emergence of the Personal Encrypted Remote
Financial Electronic Card Transactions industry (although this agreement was entered into prior to Mr. Hughes becoming
affiliated with the Company, it is included here since certain of the conditions under that agreement have not been completely fulfilled, as discussed below).
The assets included under this agreement are the following:
(a) The name "Betting, Inc.", as trademarked by HPOS; (b) The
Wagering Gate (receive incoming data transfer commands from the
Host Center and other competitive Host Centers who have received
ATM and SMART card wagering payment from off site home or office locations and then who command the Wagering GATE to alert the recipient gaming companies that they have been paid and to
respond back with an acknowledgement of such payment; and, the general promotion and education of home ATM and SMART card
wagering over the Internet through the HPOS Secure Computer
Keyboard or over the telephone through the HPOS stand alone
Infinity unit); (c) the specific application of Wagering with an
ATM card or SMART card with the Secure Computer Keyboard (any other uses of the Secure Computer Keyboard, such as Bill Pay or
Impulse Purchase that are not Wagering transactions, are not included); (d) the HPOS developed Merchant Response Software for the specific application only of transacting Off Site ATM and
Smart card Wagering through the Wagering Gate; and (e) HPOS'
interest in the use of and revenue from the HPOS Personal
Encrypted Remote Financial Electronic Card transaction relating to the Wagering Business in all HPOS partner countries.
Under terms of this licensing agreement, the Company is to
issue 2,900,000 shares of restricted common stock to HPOS in exchange for licensing home ATM card and SMART card wagering technology developed by HPOS.  Of this amount, 2,755,000 shares were placed in escrow subject to cancellation on February 10,
1998, in the event the bid price of the common stock of the
Company is not at least $3.00 per share for any twenty
consecutive day period as reported on the NASD's Electronic
Bulletin Board or NASDAQ's Small Cap Market from the date of the agreement through February 10, 1998 (this escrow agreement is incorporated by reference at Exhibit 10.2 to the Form SB-2).
As of the date of this Form 10-KSB, the terms of the Licensing
Agreement have not been met by the Company.  However, the Company has entered into amendment(s) of the original agreement that provide for an extension of the cancellation deadline from
February 10, 1998, to September 1, 1999, subject to certain
conditions specified in the agreement.  All conditions set forth in the original agreement need to be met on or before September
1, 1999.
The License Agreement also provides that in the event that the bid price for the common stock of the Company is more than $3.00 per share for any twenty consecutive day period, then HPOS shall have
the option to purchase up to 13,822,000 additional shares of the
Company common stock at an exercise price of $.30 per share.
        (4) On April 28, 1997, the Company entered into a Host
Processing Agreement with ET&T for the purpose of having ET&T act as the bank host processing for all Company transactions that are sent by terminals that read credit cards or ATM cards (this
agreement is incorporated by reference at Exhibit 10.3 to this
Form SB-2).  ET&T is to charge the Betting, Inc. a fee of $0.25 per transaction or 2.5% of the wager being sent by Betting, Inc.
to gaming operators.
 These transactions are to originate from globally placed
Betting, Inc. equipment and/or Betting, Inc. licensed operators.
(5)  On March 27, 1998, the Company entered into a License
Agreement with ET&T for the purpose of licensing additional
technology for processing electronic banking transactions (this agreement is incorporated by reference at Exhibit 10.4 to this
Form SB-2).  This licensing supplements the technology licensed under the Agreement date February 18, 1997. This agreement states that ET&T licenses the following ET&T products to Betting, Inc.
for the exclusive global usage of wagering by PERFECT originated
ATM cards, credit cards, and smart cards:
The PayMaster, defined as a stand alone terminal that attaches to phone lines and which calls the ET&T host processing center with bank data.
The SLICK, defined as a stand alone keyboard terminal that
attaches to phone lines and call the ET&T host processing center with bank data that has bypassed the Internet.
The PocketPay, defined as a pocket sized terminal and telephone that sends bank data by wireless transmission to the ET&T host processing center.
The TV Pin Pad Remote, defined as a set top box and TV remote that sends bank data by landline dial up transmission to the ET&T host processing center.
Each ET&T product is exclusively licensed to Betting, Inc. on a global basis for the application of PERFECT wagering at a
licensing fee of $2,000,000 each.  This fee is being paid by the
Company at the rate of $30,000 per month.  The duration of the exclusive license is 20 years.
PART IV.
ITEM 13.  Exhibits, Financial Statement Schedules, and Reports on
Form 8-K.
(a) Index to Financial Statements and Schedules            Page
Report of Independent Accountants . . . . . . . . . . .
16
Balance Sheets of the Company as
of August 31, 1998 and August 31, 1997 .  . . . . . . .  . . 17
Statements of Operations for the year
ended August 31, 1998, the year ended
August 31, 1997, and the year ended August 31, 1996 . . . . . 18
Statement of Shareholders' Equity (Deficiency)
for the year ended June 30, 1998, the year ended
June 30, 1997, and the year ended June 30, 1996 . . . . . .
19
Statements of Cash Flows for the year
ended June 30, 1998, the year ended
June 30, 1997, and the year ended June 30, 1996  . . . . .
20
Notes to Financial Statements . . . . . . . . . . . . . .
21
(b)  Reports on Form 8-K.  There are no reports on Form 8-K filed during the last quarter of the fiscal year covered by this
report.
(c)  Exhibits included or incorporated by reference herein: See
Exhibit Index
SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the
Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned,
thereunto duly
authorized.
eConnect (formerly known as
Betting, Inc.)
Dated: June 18, 1999                    By: /s/ Thomas S, Hughes
Thomas S. Hughes, President
Pursuant to the requirements of the Securities Act of 1933,
this registration statement has been signed by the following persons
in the capacities and on the date indicated:
Signature                       Title                 Date
/s/ Thomas S. Hughes
Thomas S. Hughes
President, Chief Executive Officer,
Director
June 18, 1999
/s/ Jack M. Hall
Jack M. Hall
Director
June 18, 1999
/s/ Diane Hewitt
Diane Hewitt
Director
June 18, 1999
George Brenner
CERTIFIED PUBLIC ACCOUNTANT
9300 WILSHIRE BOULEVARD, SUITE 490
BEVERLY HILLS CALIFORNIA 90212 AUDITOR'S REPORT
Board of Directors
Betting, Inc.
Rancho Palos Verdes
I have audited the accompanying balance sheet of Betting, Inc. as of August 31, 1998 and the related statements of operations, changes in
stockholders' equity, (deficit), and cash flows for the years ended August 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.
I conducted my audit in accordance with generally accepted
auditing standards. Those standards require that I plan and
perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and
significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.
In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of
Betting, Inc. as of August 31, 1998, and the results of its
operations and its cash flows for the years ended August 31, 1998 and 1997, in conformity with generally accepted accounting
principles.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 8A ("Continued Existence") to the financial statements, the Company's recurring losses from operations and inability to generate sufficient cash flow from normal operations raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8A. The financial statements do not include any adjustments to reflect the possible future effects on the
recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.
As discussed in Note 8B ("Common Stock Issued in Excess of
Authorized Shares") the Company is attempting to convert excess shares of common shares issued to preferred shares.  The effect, if any, of this uncertainty on the future operations of the
Company cannot presently be determined.
Very truly yours,
/s/ George Brenner George Brenner, CPA April 7, 1999
Beverly Hills, California
BETTING, INC.
(formerly Leggoons, Inc.)
BALANCE SHEET
                                                        August
31, 1998 ASSETS
Current Assets:
Cash                                                    $0
Total current assets                             0
Total Assets                                    $0
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable                                        $283,971
Due to related party                              18,969
Commissions payable                               21,400
Total current liabilities                        324,340
Contingencies (Note 8)          Stockholders' Equity (Deficit):
Common stock, $.01 par value, authorized 10,000,000 shares;
issued and outstanding,
14,284,234 (Note 8b)                            142,842
Preferred stock, $.01 par value,
authorized 5,000,000 shares; issued and outstanding - none (Note
8b)
Additional paid-in capital                      5,000,420
Accumulated deficit                             (5,467,602)
Total stockholders' equity (deficit)    (324,340)
Total Liabilities and Stockholders'
Equity (Deficit)                                            $0
See accompanying notes to financial statements and accompanying auditor's report
BETTING, INC.
(formerly Leggoons, Inc.)
STATEMENTS OF OPERATIONS
                        Year Ended                      Year
Ended
                        August 31, 1998         August 31, 1997
Revenue                 $0                              $0
Operating Expenses
(Note 4)
Consulting Fees         122,020                 565,740
General and
Administrative Expenses  74,948                 175,774
Research and Development
Expenses                                0
450,331
Software Development
Costs                                   0
507,600
Total Operating
Expenses                        (196,968)
(1,699,445)
Net Loss (Note 1)               $(196,968)
$(1,699,445)
Net Loss per
Common Share            $(.02)                  $(.41)
Weighted Average Common
Shares Outstanding      10,994,465                      4,106,620
See accompanying notes to financial statements and accompanying auditor's report
BETTING, INC.
(formerly Leggoons, Inc.)
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
Number of        Par value      Preferred       Additional
Accumulated     Stockholders'
Common                  Stock           Paid-In Deficit Equity
Shares                                  Capital                 (Deficit)
Balance at
August 31, 1997
7,843,234       $78,432 $0              $4,855,535      ($5,270,634)
($336,667)
Issuance of 6,441,000 shares of Common
stock at various $ per share [1] (Non-Cash Transactions)

6,441,000       64,410  0               144,885   0

209,295

Net loss

0                 0             0                   0

(196,968)       (196,968)

Balance at August 31, 1998

14,284,24       $142,842   $0           $5,000,420

($5,467,602)($324,340)

(1)  S-8 common shares valued at market value on day of issuance;
Restricted common shares valued at market value on day of
issuance less 50% discount; Common shares for which no
performance was received valued at par value of $.01 per common share.
See accompanying notes to financial statements and accompanying auditor's report
BETTING, INC.
(formerly Leggoons, Inc.)
STATEMENTS OF CASH FLOWS
                                        Year Ended
                                        Year Ended August 31,
                                        1998 August 31, 1997
Operating Activities
Continuing operations:
Net loss (Note 7)                       $(43,808)
$(401,640)
Changes in assets and
liabilities:
Accounts payable                          21,793
270,839
Commissions payable                3,001                   18,399
Cash Used in Operating
Activities                              (19,014)
(112,402)
Financing Activities
Continuing operations:
Proceeds from
additional borrowings
from stockholder                        18,969
26,947
Proceeds from issuance
of common stock                     0
85,500
Cash Provided by
Financing Activities            18,969             112,447
Net Increase (Decrease)
in Cash                          (45)                   45
Cash at Beginning of
Year                                        45                 0
Cash at End of Year                 $0               $45
Supplemental Disclosures:
The Company paid $0 and $0 for interest for the years ended
August 31, 1998 and 1997, respectively. The following summarizes noncash investing and financing transactions:
Year Ended August 31,
1998
Issuance of 5,341,000 shares of common
stock for services rendered
$153,160
Issuance of 750,000 shares of common stock for
payment on due to stockholder
35,135
Issuance of 350,000 shares of common stock for
payment on accounts payable
21,000
Year Ended August 31,
1997
Issuance of 4,710,234 shares of common stock for
services rendered
$1,297,805
See accompanying notes to financial statements
and accompanying auditor's report
BETTING, INC.
(formerly Leggoons, Inc.)
NOTES TO FINANCIAL STATEMENTS
Years ended August 31, 1998 and 1997
(1)  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
ORGANIZATION
Betting, Inc. (the "Company") is positioning itself to
facilitate same as cash ATM card or smart card transactions that are originating from bank host processing centers and are being sent to gaming operators.  These transactions are being effected with electronic equipment that allows self service pay per play and no actual communications between the player and the gaming operator.
 These type of transactions will be originating from homes,
offices, and public walk in locations.  The Company will act as the interface that will communicate data to the gaming operators, receive back their acknowledgment of the transaction and then pass on this gaming acknowledgment to the bank host processing center that has been standing by for this information and has already completed the bank authorization of the pay per play transaction.  The business model of the Company is to receive a fee per transaction paid to Betting, Inc. by the bank host
processing center at the moment of the transaction.  In general, this fee will be from between 2% to 6% of the wager placed on a pay per play or a $6 flat fee in the case of an account being opened.  The Company has many characteristics commonly associated with a development stage company.  A development stage company devotes substantially all of its efforts to establishing a new business and its planned principal operations either (a) have not commenced or (b) have commenced, but have not produced any
significant revenue.  However, due to the company's previously established operation as a public shell, a development stage company presentation is not appropriate for these financial
statements.
Leggoons, Inc., was engaged in the design, manufacture and
distribution of apparel and related accessories which were sold to better specialty and department stores nationwide under the brands: Leggoons, CPO by Leggoons, John Lennon Artwork Apparel
and Snooggel. On January 19, 1996, Leggoons, Inc., adopted a formal plan to discontinue the designing, selling, manufacturing and distribution of its apparel products.  As part of such plan,
Leggoons, Inc., discontinued production on April 30, 1996, and intended to either sell or liquidate the operations within twelve months of that date.
 On June 12, 1996, Leggoons, Inc., transferred all of its assets and liabilities to a third party assignee, under an "Assignment for Benefit of Creditors."  An Assignment is a business
liquidation device available as an alternative to bankruptcy.
The third party assignee, a Nebraska corporation named Leggoons,
Inc. II, is required to properly, timely and orderly dispose of all remaining
assets for the benefit of creditors.  Leggoons, Inc., continued
to maintain its status as a shell corporation.
On February 18, 1997, Leggoons, Inc., entered into an
Agreement to License Assets from Home Point of Sales, Inc.(HPOS).
 HPOS is a privately held corporation focused on the emergence of the Personal Encrypted Remote Financial Electronic Card
Transactions industry.  This industry provides consumers with the option to instantly pay bills or impulse purchase from home with real time cash transactions. Management believes the proprietary technology and the large demand for wagering opportunities in today's marketplace will combine to generate substantial sales for Leggoons, Inc., over the medium term.
Under terms of the Licensing Agreement, the Company will issue
2,900,000 shares of restricted common stock to HPOS in exchange for licensing home ATM card and SMART card wagering technology developed by HPOS.  Of this amount, 2,755,000 shares will be placed in escrow and are subject to cancellation on February 10,
1998, in the event the bid price of the common stock of the
Company is not at least $3.00 per share for any twenty
consecutive day period as reported on the NASD's Electronic
Bulletin Board or NASDAQ's Small Cap Market from the date of the agreement through February 10, 1998.
As of the date of these financial statements the terms of the
Licensing Agreement have not been met by the Company.  However, the Company has entered into amendment(s) of the original
agreement that provide for an extension of the cancellation
deadline from February 10, 1998, to September 1, 1999, subject to certain conditions specified in the agreement.  As of the date of these financial statements, none of the conditions have been met.
All conditions set forth in the original agreement need to be met on or before September 1, 1999.
The License Agreement also provides that in the event that the bid price for the common stock of the Company is more than $3.00 per share for any twenty consecutive day period, then HPOS shall have the option to purchase up to 13,822,000 additional shares of the Company common stock at an exercise price of $.30 per share.
Thomas S. Hughes, Chairman of HPOS, became Chairman and
President of Leggoons on March 1, 1997.  He will focus on
procedures, policies and State approvals to begin home lottery, off track betting, casino and sports ATM card and SMART card wagering.
 The Company intends to seek shareholder approval of its name change from Leggoons, Inc. to Betting, Inc.
REVENUE RECOGNITION
Revenue from product sales is recognized upon consummation of a transaction
CASH AND CASH EQUIVALENTS
Cash and cash equivalents includes cash on hand, demand
deposits, and short-term investments with original maturities of three months or less.
RESEARCH AND DEVELOPMENT COSTS
Research and development costs are charged to expense when
incurred.  Costs incurred to internally develop software,
including costs incurred during all phases of development, are charged to expense as incurred.
STOCKHOLDERS' EQUITY
The following valuation policies were used so that a financial value can be assigned to stock issuance transactions: the closing
"market" stock price on the day of each common stock issuance was used to determine "fair market value" of unrestricted common shares issued; the closing "market" stock price on the day of each common stock issuance less a 50% discount was used to
determine "fair market value" of restricted common shares issued.
Common shares that were issued and for which no performance was received were valued at par value, $.01 per share.
EARNINGS (LOSS) PER COMMON SHARE
Net earnings (loss) per common share is computed using the
weighted average number of common and common equivalent shares outstanding during the period.  Shares issuable pursuant to
outstanding stock warrants have been excluded from the
computation as the effect is antidilutive.  Fully diluted net loss per share for all periods presented is not materially
different from primary loss per share.
DEFERRED INCOME TAXES
Deferred income taxes are recognized for temporary differences between the bases of assets and liabilities for financial
statement and income tax purposes.  If it is more likely than not that all or some portion of a deferred tax asset will not be realized, a valuation allowance is recorded. (See Note 2)
USE OF ESTIMATES
The preparation of financial statements in conformity with
generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the
reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.
(2)  INCOME TAXES
Betting, Inc., has unused net operating loss (NOL)
carryforwards of approximately $2,800,000 at August 31, 1998, that were generated by Leggoons, Inc.  The unused net operating losses expire in various amounts from 2009 to 2012.  However, due to change of ownership rules of section 382 of the Internal
Revenue Code some or all of these NOL carryforwards may be
unavailable to offset any future income of Betting, Inc.  The
Company generated losses of approximately $1,658,000 during the six month period ended August 31, 1997, and losses of
approximately $197,000 during the year ended August 31, 1998.
These losses, totaling $4,655,000 may not qualify as federal and state NOL carryforwards due to the possible nondeductibility of the noncash service costs incurred and the change of ownership rules of section 382 of the Internal Revenue Code.  The Company provides an allowance for the entire amount of any deferred tax assets that are applicable to the NOL.
(3)  COMMON STOCK WARRANTS
The Company had outstanding warrants to purchase approximately
900,000 shares of common stock.  The warrants were exercisable at
$3.75 per share and expired on November 18, 1997.
(4)  STOCKHOLDERS' EQUITY (DEFICIT)
During the period September 1, 1997, through August 31, 1998, the
Company issued 6,441,000 shares of common stock for services rendered and payments on accounts payable.  For the shares of common stock issued for services rendered during the period
September 1, 1997, through August 31, 1998, the following
valuation policies were used so that a financial value could be assigned to the stock issuance transactions: the closing "market"
stock price on the day of each common stock issuance was used to determine "fair market value" of the 1,369,000 unrestricted
common shares issued; the closing "market" stock price on the day of each common stock issuance less a 50% discount was used to determine "fair market value" of the 2,322,000 restricted common shares issued. Common shares that were issued and for which no performance was received, 2,750,000 shares, were valued at par value, $.01 per share.  For the 2,750,000 shares of common stock issued for which no performance was received a stop has been placed on the stock certificates with the Company's stock
transfer agent.
For the period September 1, 1997, through August 31, 1998, the financial value of the common stock issued for no cash
consideration is required to be expensed by the Company.  The
"fair market value" of such common stock issued, $153,160, has primarily been expensed as $122,020 in consulting fees and
$31,140 in general and administrative expenses during the year ended August 31, 1998.  Some of the common stock shares issued were registered with the Securities and Exchange Commission using
Form S-8 Registration Statements.
During the period March 1, 1997, through August 31, 1997, the
Company issued 4,710,234 shares of common stock for services rendered.  For the 2,999,734 shares of common stock issued for services rendered during the period March 1, 1997, through May
31, 1997, the following valuation policies were used so that a financial value could be assigned to the stock issuance
transactions: the closing "market" stock price on the day of each common stock issuance was used to determine "fair market value"
of the 520,000 unrestricted common shares issued; the closing
"market" stock price on the day of each common stock issuance less a 50% discount was used to determine "fair market value" of the 1,725,734 restricted common shares issued. Common shares that were issued and for which no performance was received, 754,000 shares, were valued at par value, $.01 per share.  For the
1,710,500 shares of common stock issued for services rendered during the period June 1, 1997, through August 31, 1997, an
average closing stock price of $.20 was used to determine "fair market value" of each share issued so that a financial value could be assigned to the stock issuance transactions.
For the period September 1, 1996, through August 31, 1997, the financial value of the common stock issued for no cash
consideration is required to be expensed by the Company.  The
"fair market value" of such common stock issued, $1,297,805, has primarily been expensed as $304,240 in consulting fees, $445,128 in research and development costs, $500,000 in software
development costs and $48,437 in general and administrative
expenses during the year ended August 31, 1997.
 Some of the common stock shares issued were registered with the
Securities and Exchange Commission using Form S-8 Registration
Statements.
(5)  RELATED PARTY TRANSACTIONS
COMMON STOCK ISSUED
The Company issued 1,000,000 shares of restricted common stock to Thomas S. Hughes during the year ended August 31, 1997.  The
Company did not receive any cash consideration for this common stock
issuance and was valued at $375,000.  See Note (4).
The Company issued 286,234 shares of restricted common stock to former associates of Thomas S. Hughes at a company called
Betts, Inc.  The restricted common shares were valued at $41,864.
TRANSACTIONS WITH HPOS
The Company utilized cash accounts maintained by HPOS to fund day to day operations of the Company.  Thomas S. Hughes is the
Chairman of both the Company and HPOS.  At August 31, 1998, the net result of these transactions is a payable to HPOS of $18,969.
DUE TO STOCKHOLDER
The Company had a due to stockholder payable to James S.
Clinton, former Chairman of Leggoons, Inc., in the amount of
$35,135 for advances made to Leggoons, Inc., prior to March 1,
1997.  This was paid in full by the issuance of 750,000 shares of restricted common stock during the year ended August 31, 1998.
(6)  FOURTH QUARTER ADJUSTMENTS (UNAUDITED)
In the fourth quarter of 1998 and 1997, the Company recorded adjustments that increased its net loss by approximately $27,500 and$1,558,000, respectively.  These adjustments were primarily related to the issuance of common stock for no cash
consideration.
(7) CASH FLOW AND INCOME STATEMENT RECONCILIATION
The following reconciles noncash financing transactions for
the years ended August 31, 1998 and August 31, 1997:
                                                        1998
1997
Net loss from Continuing Operations             $ 43,808
401,640 Issuance of common stock for
Consulting Fees and General and
Administrative Expenses                          153,160
1,297,805 Income Statement Net Loss
$196,968        $1,699,445
(8) CONTINGENCIES
(A) CONTINUED EXISTENCE
The Company's financial statements are presented on the going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  As shown in the accompanying financial statements, the Company has shown a significant loss from operations and has negative working capital and a stockholders' deficit.  This raises substantial doubt about the Company's ability to continue.
The Company's continued existence is dependent upon its
ability to resolve its liquidity problems, principally by
obtaining additional debt financing and equity capital and
ultimately upon achieving profitability.  While pursuing
additional debt and equity funding, the Company must continue to operate on limited cash flow. Management is committed to
developing the product and continues to receive small amounts of funding from private investors.  It is the goal of management to receive additional funding from an additional public offering of its common stock within twelve months.
There is no assurance that the Company can achieve the
profitability and positive liquidity discussed above.  The
financial
statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.
(B) COMMON STOCK ISSUED IN EXCESS OF AUTHORIZED SHARES
During the year ended August 31, 1998, the Company issued a
total of 6,441,000 shares of common stock.  This has resulted in the total issued common shares exceeding the 10,000,000 common shares authorized by 4,284,234 common shares.  Most of these shares were to have been preferred stock.  Due to an error that was discovered after the close of the year, however, all of the shares were issued as common shares, resulting in the Company issuing more common shares than its articles of incorporation authorize.  The Company is in the process of "recalling" these certificates totaling 4,550,000 shares and replacing them with preferred certificates.  The net result will not be significantly different.  Holders of preferred shares will have a priority over common stockholders with respect to dividends and liquidation rights, but no dividends are required or anticipated.  The
preferred stockholders will have voting rights equal to those of the common stockholders.  The stockholders' equity (deficit)
section of the balance sheet then would be restated as follows to take into account the preferred stock:
                August 31, 1998 Proforma Adjustment     Restated
           August 31,1998
Stockholders' Equity (Deficit):
Common stock, $.01
par value, authorized 10,000,000 shares; issued and
outstanding,9,734,234
                $142,842                        $(45,500)               $97,342
Preferred stock, $.01
par value, authorized 5,000,000 shares; issued and
outstanding - 4,550,000
                        0                         45,500                 45,500
Additional paid-in
capital

             5,000,420                         0

5,000,420 Accumulated deficit

            (5,467,602)                          0
(5,467,602) Total stockholders'
equity (deficit)

           $(324,340)                           $0

$(324,340)

(9) SUBSEQUENT EVENTS (UNAUDITED)

CONSENT DECREE ENTERED WITH SECURITIES AND EXCHANGE COMMISSION

The Company has not, to the date of this report, filed
necessary quarterly or annual reports with the United States Securities and Exchange Commission (the "SEC") since May 31, 1998.
 This constitutes a violation by the Company of a provision of the Securities Exchange Act of 1934, as amended. The Company entered into a consent decree with the SEC by which the Company agreed to file all necessary reports by April 9, 1999, and agreed to file all required reports with the SEC on a timely basis in the future.
EXHIBIT INDEX
Number                             Exhibit Description
3.1 Leggoons, Inc. Articles of Incorporation and Amendments, incorporated by reference to Exhibit 3.1 of Leggoons, Inc. Registration Statement on Form S-1 filed on October 28, 1993.
3.2     Leggoons, Inc. Bylaws Amended, incorporated by reference
to
Exhibit 3.2 of Leggoons, Inc. Registration Statement on Form S-1 filed on October 28, 1993.
4       Class A Warrant Agreement, incorporated by reference to
Exhibit 4.2 of Leggoons, Inc. Registration Statement on Form S-1 filed on October 28, 1993.
10.1    Agreement to License Assets (incorporated by reference to
Exhibit 10.16 to the Form 8-K filed on February 25, 1997).
10.2    Escrow Agreement (incorporated by reference to Exhibit
10.17
to the Form 8-K filed on February 25, 1997).

10.3    ET&T Host Processing Agreement (see below).

10.4    ET&T Licensing Agreement (see below).

27      Financial Data Schedule

/TEXT>